Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 15, 2016, with respect to the consolidated financial statements of KfW as of and for the year ended December 31, 2015, comprising the consolidated statement of comprehensive income, consolidated statement of financial position, consolidated statement of changes in equity, consolidated statement of cash flows and the notes to the consolidated financial statements for the year then ended, and the group management report for the business year from January 1, 2015 to December 31, 2015, incorporated herein by reference, which report appears in Exhibit (e) to KfW’s Annual Report on Form 18-K for the year ended December 31, 2015. The group management report to which our auditor’s report dated March 15, 2016 refers is not presented in full in such exhibit, as it excludes the sustainability report and the declaration of compliance with the German Federal Public Governance Code.

/s/ KPMG AG WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT
KPMG AG Wirtschaftsprüfungsgesellschaft
Frankfurt
November 14, 2016